United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2011

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)

1106 Palms Airport Drive, Las Vegas, Nevada 89119
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2011, Shuffle Master, Inc. (NASDAQ Global Select Market: SHFL) (either the “Company,” “we” or “our”), entered into a new employment agreement with Mr. Lopez, its Chief Operating Officer (and until the Board of Directors (the “Board”) advises to the contrary, the Interim Chief Executive Officer).  The term of Mr. Lopez’s employment agreement is from February 16, 2011 through February 16, 2015, although the Company may terminate his employment at any time for any reason or for no reason.  Mr. Lopez’s annual base salary is $350,000.  Pursuant to his employment agreement, Mr. Lopez is entitled to participate in any bonus programs for the Company’s executive officers as well as any individual performance bonus program authorized by the Board. Effective for fiscal year 2011, Mr. Lopez is eligible for an annual cash bonus with a target bonus of no less than 50% of his annual base salary.

In the event of any termination of Mr. Lopez’s employment with the Company without cause, for good reason, or if the employment period expires and the Company does not renew or extend Mr. Lopez’s employment on terms equal to or better than those set forth in this Agreement, or in the event that Mr. Lopez elects to resign within 90 days after there is a change in control, then, during the twenty-four (24) month period (the “Severance Period”) beginning on the next payroll date immediately following termination, Mr. Lopez (i) shall be paid a severance amount equal to one year’s annual base salary paid over the Severance Period in equal installments in accordance with the normal payroll practices of the Company, and (ii) shall be paid, in exchange for his covenant not to compete, an amount equal to one year’s annual base salary paid over the Severance Period in equal installments in accordance with the normal payroll practices of the Company.  In addition, through the earlier of (i) the expiration of the Severance Period, or (ii) Mr. Lopez’s date of employment by a subsequent employer, the Company shall pay the premiums for Mr. Lopez’s (and his spouse’s and dependents’ if applicable) COBRA coverage.  Mr. Lopez’s employment agreement also provides that in the event the Company restates its earnings, then Mr. Lopez shall be required to immediately repay to the Company any bonus amount paid in excess of that supported by the restated earnings.

In the event of Mr. Lopez’s death or disability (as defined in Mr. Lopez’s employment agreement), Mr. Lopez or his estate shall receive a lump sum payment equal to six (6) months of his annual base salary, six (6) months health coverage for him, his spouse and dependents, and any disability or life insurance benefits.  In addition, all of Mr. Lopez’s equity shall accelerate and immediately vest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: February 16, 2011

/s/ LINSTER W. FOX
Linster W. Fox
Chief Financial Officer